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                                                                    Exhibit 23.2

                        Consent of Independent Auditors

     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 26, 1999, with respect to the financial statements of Empress Entertainment, Inc. included in Amendment No. 1 to the Registration Statement (Form S-4) and related Prospectus of Horseshoe Gaming Holding Corp. for the registration of $600,000,000 of Series B Senior Subordinated Notes Due 2009.


                                             ERNST & YOUNG LLP


Chicago, Illinois
July 28, 1999